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                                                                    EXHIBIT 16.1



                                 August 27, 1997



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Chief Accountant:

We have read Item 4 included in the attached Form 8-K dated August 27, 1997 of Video Services Corporation (formerly International Post Limited) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP
-----------------------
ARTHUR ANDERSEN LLP



Copy to:
Mr. Christopher Modrzynski, Video Services Corporation